Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of April 21, 2016, is entered into by and among American Renal Associates Holdings, Inc. (f/k/a C.P. Atlas Holdings, Inc.) (“Holdings”), Centerbridge Capital Partners, L.P., a Delaware limited partnership (“Centerbridge”), Centerbridge Capital Partners SBS, L.P., a Delaware limited partnership (“Centerbridge SBS”), Centerbridge Capital Partners Strategic, L.P., a Delaware limited partnership (“Centerbridge Strategic” and, collectively with Centerbridge and Centerbridge SBS, the “Centerbridge Stockholders”), Joseph A. Carlucci, Syed T. Kamal, and Christopher T. Ford.

WHEREAS, the parties hereto are party to that certain Amended and Restated Stockholders Agreement dated as of June 28, 2010 (the “Stockholders Agreement”), by and among Holdings, Centerbridge, Centerbridge SBS, Centerbridge Strategic, and the other holders of Shares party thereto;

WHEREAS, the Company is currently contemplating an underwritten initial public offering (an “IPO”) of Shares; and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO (the “Effective Time”) and pursuant to Section 7.5 of the Stockholders Agreement, the parties hereto desire to amend the Stockholders Agreement in the manner set forth in Section 2 hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.             Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Stockholders Agreement.

Section 2.             Amendments to the Stockholders Agreement.

(a)                      Amendments to Section 1.1 (Defined Terms).

(i)                      The following terms shall be deleted in their entirety: “Cause”, “Cost”, “Employee Group”, “Employment”, “Fair Market Value”, “Initial Public Offering”, “Public Offering”, “Permitted Centerbridge Transferee”, “Physician Partner Group”, “Termination Date” and “Voting Power”.

(ii)                   The following term shall be included in Section 1.1 immediately following the defined term “Affiliated Centerbridge Entity”:

““Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.”

(iii)                 The following term shall be included in Section 1.1 immediately following the defined term “Centerbridge”:

““Centerbridge Designee” has the meaning set forth in Section 3.1(c).”

(iv)                The following term shall be included in Section 1.1 immediately following the defined term “Change of Control”:

““Class I”, “Class II” and “Class III” have the respective meanings specified in the amended and restated certificate of incorporation of Holdings.

(v)                   The following term shall be included in Section 1.1 immediately following the defined term “Competitive Activity”:

““Controlled Company” means a company that is a “controlled company” within the meaning of such term under the New York Stock Exchange rules or the rules of such other national securities exchange on which Shares are then listed for trading.”

(vi)                The following term shall be included in Section 1.1 immediately following the defined term “Disability”:

““Effective Time” means the completion of an underwritten initial public offering of Shares.”

(vii)             The term “Exempt Transfers” shall be amended and restated in its entirety as follows:

““Exempt Transfers” means:

(i)             any Transfer of Shares to or among the members, partners or Affiliates of Centerbridge Stockholders and the members, partners, securityholders and employees of such partners;

(ii)          any Transfer of Shares incidental to the exercise, conversion or exchange of such securities in accordance with their terms or any reclassification or combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, Holdings; and

(iii)        any Transfer of Shares to employees or directors of, or consultants to, any of Holdings and its Subsidiaries.”

(viii)          The term “Qualified Public Offering” shall be amended and restated in its entirety as follows:

““Qualified Public Offering” means a firm commitment underwritten offering to the public pursuant to a registration statement in which the Shares are accepted for listing on a Recognized Exchange.”

(ix)                The following term shall be included in Section 1.1 immediately following the defined term “Subsidiary”:

“Total Number of Directors” means the total number of directors comprising the Holdings Board, including, for the avoidance of doubt, any unfilled vacancies and newly created directorships.”

(b)                      Amendment to Article II (Transfers and Issuances).

(i)                                     Section 2.1(b) shall be amended and restated in its entirety as follows:

“(b)                           After the applicable Transfer Restriction Period, none of the Founders will,

directly or indirectly, Transfer any Shares except (i) to Permitted Transferees in accordance with the requirements of Section 2.2 or (ii) the sale of Shares into the public market (including, without limitation, sales pursuant to a 10b-5 trading plan) or Transfers in which the Securities Act restrictive legend set forth in Section 2.4(a) may be removed.”

(ii)                                  Section 2.1(d) shall be deleted in its entirety.

(iii)                               Section 2.2(a) shall be amended and restated in its entirety as follows:

“In order for a Transfer to a prospective Permitted Transferee to be effective, such Permitted Transferee (to the extent not already a signatory to this Agreement as an Other Stockholder, and other than Holdings, Centerbridge or an Affiliated Centerbridge Entity) must first agree with Holdings in writing to become a party to this Agreement and to be bound as an Other Stockholder (and, as the case may be, an Employee Stockholder or a Physician Partner Stockholder) and, subject to Section 2.2(b), will be entitled to the rights of an Other Stockholder (and, as the case may be, an Employee Stockholder or a Physician Partner Stockholder) hereunder by executing a Joinder Agreement substantially in the form attached as Annex A hereto. After the Transfer Restriction Period, the obligations set forth in this Section 2.2 will continue to apply to transferees of the Founders (whether Permitted Transferees or otherwise), other than transferees who receive shares in a transaction in which the Securities Act restrictive legend set forth in Section 2.4(a) may be removed. Transferees who receive Shares in such a transaction will not be subject to this Agreement.”

(iv)                              Section 2.4 shall be amended and restated in its entirety as follows:

“(a)                           Any certificates representing Shares held by any Other Stockholder will bear the following legend (or, in the case of book-entry Shares, notice of such legend shall be provided in accordance with applicable law):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, AS AMENDED, BETWEEN THE REGISTERED HOLDER, CERTAIN OTHER PARTIES AND AMERICAN RENAL ASSOCIATES HOLDINGS, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF AMERICAN RENAL ASSOCIATES HOLDINGS, INC. NO TRANSFER, SALE, ASSIGNMENT, EXCHANGE, HYPOTHECATION, PLEDGE OR OTHER ALIENATION OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF SUCH AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE

OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(b)                                 In the event that any Shares are able to be resold freely under applicable securities law without being subject to the restrictions on Transfer set forth in this Agreement, Holdings will, upon the written request of the holder thereof, issue to such holder a new certificate or book-entry Shares evidencing such Shares without the legend required by the first paragraph of Section 2.4(a).”

(v)                                 Section 2.5 shall be amended and restated in its entirety as follows:

“[Reserved]”

(vi)                              Section 2.6 shall be amended and restated in its entirety as follows:

“[Reserved]”

(c)                       Amendment to Article III (Corporate Governance).

(i)                                     Section 3.1 shall be amended and restated in its entirety as follows:

“Board of Directors.

(a)                                 Following the Effective Time and until Holdings ceases to be a Controlled Company, subject to the rights granted to the holders of any one or more series of preferred stock then outstanding and subject to Section 3.1(f) and the amended and restated certificate of incorporation of Holdings, the Holdings Board shall initially be comprised of seven (7) directors (individually, a “Director” and collectively, the “Directors”), of which the Centerbridge Stockholders shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Holdings Board or a duly-authorized committee thereof shall (to the fullest extent permitted by applicable law) initially include, four (4) Directors; provided, that in the event that the size of the Holdings Board increases pursuant to Section 3.1(c) or the amended and restated certificate of incorporation of Holdings, the Centerbridge Stockholders shall be entitled to nominate a number of individuals equal to at least a majority of the Total Number of Directors. Except as otherwise provided for in this Section 3.1, all Directors shall be elected by the Stockholders of Holdings as provided for in the certificate of incorporation and bylaws of Holdings.

(b)                                 Following the date on which Holdings ceases to be a Controlled Company, the Centerbridge Stockholders shall have the right, but not the obligation, to designate (and, to the fullest extent permitted by applicable law, the individuals nominated for election as Directors by or at the direction of the Holdings Board or a duly-authorized committee thereof shall) include, a number of individuals such that, upon the election of each such individual, and each other individual nominated by or at the direction of the Holdings Board or a duly-authorized committee of the Holdings Board, as a Director and taking into account any Director continuing to serve as such without the need for re-election, the number of Centerbridge Designees (as defined below) serving as Directors of Holdings will be equal to: (i) if the Centerbridge Stockholders collectively Beneficially Own at least 40% (but 50% or less) of the total Shares outstanding as of the record date for such meeting, the lowest whole number that is 40% or greater of the Total Number of Directors; (ii) if the Centerbridge Stockholders collectively Beneficially Own at least 30% (but less than 40%) of the total Shares outstanding as of the record date for such meeting, the lowest whole number that is 30% or greater of the Total Number of Directors; (iii) if the Centerbridge Stockholders collectively Beneficially Own at least 20% (but less than 30%) of the total Shares outstanding as of the record date for such meeting, the lowest whole number that is 20% or greater of the Total Number of Directors; and (iv) if the Centerbridge Stockholders collectively Beneficially Own at least 15% (but less than 20%) of the total Shares outstanding as of the record date for such meeting, one Director. For the avoidance of doubt, if the Centerbridge Stockholders fail to collectively Beneficially Own at least 15% of the total Shares outstanding as of the record date for such meeting, the Centerbridge Stockholders shall not have the right to designate any Centerbridge Designees.

(c)                                  If at any time the Centerbridge Stockholders have designated fewer than the total number of individuals that the Centerbridge Stockholders are then entitled to designate pursuant to Section 3.1(a) or 3.1(b), the Centerbridge Stockholders shall have the right to designate at any time such additional individuals which they are entitled to so designate, in which case, any individuals nominated by or at the direction of the Holdings Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Holdings Board shall include such designees, and Holdings and the Holdings Board shall use their respective best efforts to the fullest extent permitted by applicable law to (x) effect the election of such additional designees, whether by increasing the size of the Holdings Board or otherwise, and (y) cause the election of such additional designees or designate such additional designee to fill any such newly-created vacancies or to fill any other existing vacancies. Each such individual whom the Centerbridge Stockholders shall actually designate pursuant to this Section 3.1 and who is thereafter elected and qualifies to serve as a Director shall be referred to herein as a “Centerbridge Designee”.

(d)                                 In the event that a vacancy is created at any time by the death, disability, removal, retirement, resignation or otherwise of any Centerbridge Designee, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use its best efforts to the fullest extent permitted by applicable law and to the extent that the filling of such vacancy with a Centerbridge Designee is necessary to comply with Section 3.1(a) or Section 3.1(b), as applicable, to cause such vacancy to be filled by, as soon as possible, a new designee of the Centerbridge Stockholders, and Holdings shall take, to the fullest extent permitted by applicable law, at any time and from time to time, all actions necessary to accomplish the same.

(e)                                  Holdings shall, to the fullest extent permitted by applicable law, include in the slate of nominees recommended by the Holdings Board at any meeting of stockholders called for the purpose of electing directors, the persons designated pursuant to this Section 3.1 and use its reasonable best efforts to cause the election of each such designee to the Holdings Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof.

(f)                                   In addition to any vote or consent of the Holdings Board or the stockholders of Holdings required by applicable law or the certificate of incorporation or bylaws of Holdings, and notwithstanding anything to the contrary in this Agreement, for so long as this Agreement is in effect with respect to the Centerbridge Stockholders and so long as the Centerbridge Stockholders collectively Beneficially Own at least 40% of the total Shares outstanding, any action by the Holdings Board to increase or decrease the Total Number of Directors (other than any increase in the Total Number of Directors in connection with the election of one or more directors elected exclusively by the holders of one or more classes or series of the Company’s stock other than the Shares) shall require the prior written consent of the Centerbridge Stockholders.

(g)                                  For so long as the Centerbridge Stockholders have the right to designate more than one Director, the Directors nominated by the Centerbridge Stockholders shall be allocated among each of Class I, Class II and Class III as evenly as practicable.

(h)                                 Following the Effective Time, each Founder (other than Mr. Ford) and each Centerbridge Stockholder agrees to vote all of its Shares over which such Stockholder exercises voting control to elect:

(i)                                     Joseph A. Carlucci as a Director for so long as (A) Mr. Carlucci is Chief Executive Officer of Holdings or (B) unless his employment with Holdings and its subsidiaries is terminated for “cause” or he resigns without “good reason” (in each case, as such terms are defined in any employment agreement between Mr. Carlucci and Holdings or its subsidiaries), he (together with his Family Group) Beneficially Owns more than 40% of the total Shares owned by him and his Family Group collectively as of the date of the completion of the IPO, and

(ii)                                  Syed T. Kamal as a Director for so long as (A) Mr. Kamal is President of Holdings or (B) unless his employment with Holdings and its subsidiaries is terminated for “cause” or he resigns without “good reason” (in each case, as such terms are defined in any employment agreement between Mr. Kamal and Holdings or its subsidiaries), he (together with his Family Group) Beneficially Owns more than 40% of the total Shares owned by him and his Family Group collectively as of the date of the completion of the IPO.”

(ii)                                  Section 3.2 shall be amended and restated in its entirety as follows:

“[Reserved]”

(iii)                               Section 3.3 shall be amended and restated in its entirety as follows:

“Charter and Bylaws. Each Founder (other than Mr. Ford) and each Centerbridge Stockholder agrees to vote, in person or by proxy, all Shares over which such Founder or Centerbridge Stockholder, as applicable, exercises voting control to ensure that the certificate of incorporation and bylaws of Holdings are consistent with the provisions of this Article III and any other relevant terms of this Agreement.”

(iv)                              Section 3.4 shall be amended and restated in its entirety as follows:

“Certain Actions. Each Founder (other than Mr. Ford) and each Centerbridge Stockholder agrees to vote, in person or by proxy, all Shares over which it controls voting power, at any annual or special meeting of stockholders of Holdings called for the purpose of voting on the election of Directors or to execute written consents of stockholders without a meeting with respect to the election of Directors to vote in favor of the election of each Director designated in accordance with or pursuant to this Article III and against any nominees not nominated in accordance with this Article III or by the Nominating and Governance Committee and in favor of the removal of any Director who is required to be removed or to resign pursuant to this Article III and to take all other necessary and appropriate actions to cause the events contemplated by this Article III to occur. Each Founder (other than Mr. Ford) and each Centerbridge Stockholder shall, to the extent stockholder approval is required, vote such Stockholder’s Shares to effectuate actions authorized by the Holdings Board in compliance with this Agreement.”

(v)                                 Section 3.5 shall be deleted in its entirety.

(vi)                              Section 3.6 shall be amended and restated in its entirety as follows:

“Proxy. In order to effectuate the provisions of Article III, each Founder (other than Mr. Ford) and each Centerbridge Stockholder hereby grants to Centerbridge (or any authorized person of Centerbridge), or if Centerbridge no longer has the right to elect a director pursuant to Section 3.1(b), then to the Chief Executive Officer of Holdings, or if the Chief Executive Officer of Holdings shall be unable to exercise this proxy due to illness or absence or if the position of Chief Executive Officer of Holdings shall be vacant, to the General Counsel of Holdings, or if the General Counsel of Holdings shall be unable to exercise this proxy due to illness or absence or if the position of the General Counsel of Holdings shall be vacant, such other officer of Holdings as the Holdings Board may appoint, a proxy to vote at any annual or special meeting of Stockholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Shares owned or held of record by such holder in connection with the matters set forth in Article III in accordance with the provisions of Article III hereof. Each of the proxies granted hereby is irrevocable and is coupled with an interest. To effectuate the provisions of this Section 3.6, the Secretary of Holdings, or if there be no Secretary such other officer or employee of Holdings as the Holdings Board may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 3.6.”

(d)                       Amendment to Article IV (Sales Upon Termination of Employment or Partnership or Violation of Restrictive Covenants).

(i)                                     Article IV is amended and restated in its entirety as follows:

“[Reserved]”

(e)                         Amendment to Article VII (Miscellaneous)

(i)             Section 7.5 shall be amended and restated in its entirety as follows:

“Amendment; Waiver. This Agreement may be amended, modified, extended or terminated (subject to Section 7.17), and the provisions hereof may be waived, only by an agreement in writing signed by Stockholders representing a majority of the Shares held by the Centerbridge Stockholders; provided, any amendment, modification, extension or termination that would disproportionately and materially adversely affect the rights, obligations or interests of any of the Other Stockholders, in their capacity as such, relative to the Centerbridge Stockholders, in their capacity as such, shall require the prior written consent of the majority of such disproportionately and materially adversely affected Other Stockholders. Without limiting the foregoing, any amendment, modification or extension that would increase any restrictions on the transfer of Shares contained in Article II shall require the prior written consent of the majority of Other Stockholders. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.”

(ii)   Section 7.6 shall be amended and restated in its entirety as follows:

“Successors, Assigns and Transferees. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their Permitted Transferees and their respective permitted successors and assigns; provided, that (i) no Other Stockholder may assign any of its rights hereunder other than as expressly permitted by Article II and (ii) the Centerbridge Stockholders may assign any of their rights and obligations hereunder in connection with any Transfer of its Shares (other than any Transfers involving the sale of Shares into the public market or in which the Securities Act restrictive legend set forth in Section 2.4(a) may be removed).”

(iii)   Section 7.7 shall be amended and restated in its entirety as follows:

“Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and shall be deemed given only if delivered to such party personally or sent to such party by pdf or other electronic transmission (promptly followed by a hard-copy delivered in accordance with this Section 7.7) or three Business Days after being sent by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon paid, addressed to (i) in the case of the Other Stockholders at such address as is then set forth in the books and records of Holdings and/or its Subsidiaries, (ii) in the case of the parties listed as an “Other Stockholder” or “Employee Stockholder” on the signature pages to the Stockholders Agreement, to such party at its address set forth below its name, and (iii) in the case of the other parties hereto, to such party at its address set forth below:

If to Holdings:

American Renal Associates Holdings, Inc.

500 Cummings Center, Suite 6550

Beverly, Massachusetts 01915

Facsimile: (978-232-4060

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Centerbridge Capital Partners, L.P.

375 Park Avenue, 12th Floor

New York, New York 10152

Facsimile: (212) 672-5001

Attention: Steven M. Silver

Jared S. Hendricks

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: (212) 455-2502

Attention: Caroline B. Gottschalk

If to the Centerbridge Stockholders:

Centerbridge Capital Partners, L.P.

375 Park Avenue, 12th Floor

New York, New York 10152

Facsimile: (212) 672-5001

Attention: Steven M. Silver

Jared S. Hendricks

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: (212) 455-2502

Attention: Caroline B. Gottschalk

(iv)   Section 7.17 shall be amended and restated in its entirety as follows:

“Termination. This Agreement will terminate (i) as to any Stockholder other than the Founders or the Centerbridge Stockholders, upon the termination of the Transfer Restriction Period, (ii) as to any VCOC Investor (in its capacity as such), when such VCOC Investor no longer holds, directly or indirectly, any Shares or Share Equivalents, (iii) as to the Centerbridge Stockholders (other than in their capacity as a VCOC Investor), at such time as the Centerbridge Stockholders are no longer entitled to designate a director pursuant to Section 3.1(b); and (iv) as to Mr. Carlucci, at such time as he is no longer serving as a director pursuant to Section 3.1(h), as to Mr. Kamal, at such time as he is no longer serving as a director pursuant to Section 3.1(h), and as to any other Founder, at such time as Mr. Carlucci and Mr. Kamal are no longer serving as directors pursuant to Section 3.1(h).”

Section 3.    Effect of Agreement.

(a)           This Agreement shall be subject to, and effective upon, the Effective Time. In the event that the Effective Time does not occur on or prior to May 3, 2016, this Agreement shall terminate without further action, notice or deed, and shall be null and void, and the Stockholders Agreement shall continue in effect without amendment.

(b)           This Agreement shall apply and be effective only with respect to the provisions of the Stockholders Agreement specifically referred to herein. Except as expressly provided herein, this Agreement shall not constitute a waiver or amendment of any term or condition of the Stockholders

Agreement and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Upon the execution hereof, this Amendment and the Stockholders Agreement shall constitute one agreement.

Section 4.      Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the intent of the parties under this Agreement.

Section 5.      Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 6.      Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile or pdf, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 7.      Headings. The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

Section 8.      Entire Agreement. This Agreement, together with the Stockholders Agreement, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

By:	/s/ Joseph A. Carlucci
	Name:	Joseph A. Carlucci
	Title:	CEO

[Signature Page to Amendment No. 1 to Amended and Restated Stockholders Agreement]

CENTERBRIDGE STOCKHOLDERS

CENTERBRIDGE CAPITAL PARTNERS, L.P.

By:	Centerbridge Associates, L.P., its general partner

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Jared Hendricks
Name:	Jared Hendricks
Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

By:	Centerbridge Associates, L.P., its general partner

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Jared Hendricks
Name:	Jared Hendricks
Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC, L.P

By:	Centerbridge Associates, L.P., its general partner

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Jared Hendricks
Name:	Jared Hendricks
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Stockholders Agreement]

FOUNDER

By:	/s/ Joseph A. Carlucci
Joseph A. Carlucci

[Signature Page to Amendment No. 1 to Amended and Restated Stockholders Agreement]

FOUNDER

By:	/s/ Syed T. Kamal
Syed T. Kamal

[Signature Page to Amendment No. 1 to Amended and Restated Stockholders Agreement]

FOUNDER

By:	/s/ Christopher T. Ford
Christopher T. Ford

[Signature Page to Amendment No. 1 to Amended and Restated Stockholders Agreement]